SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2)
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         HI-RISE RECYCLING SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

                         HI-RISE RECYCLING SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date Filed:

                         HI-RISE RECYCLING SYSTEMS, INC.
                              8505 N.W. 74TH STREET
                              MIAMI, FLORIDA 33166

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 7, 1999

                         ------------------------------

TO OUR SHAREHOLDERS:

         Our 1999 annual meeting of shareholders will be held at the offices of the law firm of Olshan Grundman Frome & Rosenzweig, LLP, located at 505 Park Avenue, New York, New York, on Wednesday, July 7, 1999, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

         1.  Election of five directors, each for a term of one year;

         2. Consideration of a proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares;

         3. Consideration of a proposal to approve and ratify our acquisition of all of the issued and outstanding common stock of Bes-Pac, Inc., a South Carolina corporation, pursuant to the terms of an Agreement and Plan of Merger, dated as of October 9, 1998, among BPI Acquisition Corp., a South Carolina corporation wholly owned by us, Bes-Pac, the sole shareholder of Bes-Pac, and us, which acquisition was consummated on October 28, 1998;

         4. Consideration of a proposal to approve and ratify the amendment of our 1998 Executive Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance pursuant to grants of awards under such plan from 1,000,000 shares to 2,000,000 shares; and

         5.  Any other matters that properly come before the meeting.

         Shareholders of record at the close of business on June 7, 1999 are entitled to vote at the meeting or any postponement or adjournment.

                                         By Order of the Board of Directors

                                         BRADLEY HACKER
                                         Corporate Secretary


Miami, Florida
June 15, 1999


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                         HI-RISE RECYCLING SYSTEMS, INC.

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


         This proxy statement contains information related to our annual meeting of shareholders of to be held on Wednesday, July 7, 1999, beginning at 10:00 a.m., at the offices of the law firm of Olshan Grundman Frome & Rosenzweig, LLP, located at 505 Park Avenue, New York, New York, and at any adjournments or postponements.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, amendment of our articles of incorporation, approval and ratification of our acquisition of Bes-Pac and approval and ratification of an amendment to our 1998 Executive Incentive Compensation Plan. In addition, our management will report on the performance of the Company during 1998 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

         Only shareholders of record at the close of business on the record date, June 7, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?


         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 12,877,531 shares of our common stock were outstanding held by approximately 99 shareholders of record. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.


         If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board is set forth with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         /bullet/ FOR the election of the nominated slate of directors (see pages 6 to 7);

         /bullet/ FOR the proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares (see pages 16 to 17);
                  and

         /bullet/ FOR the proposal to approve and ratify our acquisition of all of the issued and outstanding capital stock of Bes-Pac pursuant to the terms of the Agreement and Plan of Merger, dated October 9, 1998, among Bes-Pac, the sole shareholder of Bes-Pac, BPI Acquisition and us (see pages 17 to 19); and

         /bullet/ FOR the proposal to approve and ratify the amendment of our 1998 Executive Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance pursuant to grants of awards under such plan from 1,000,000 shares to 2,000,000 shares (see pages 19 to 25).

         The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

         OTHER ITEMS. For each other item, the affirmative vote of a majority of the shares of common stock present (either in person or by proxy) and voting will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO PAYS FOR THE PREPARATION OF THE PROXY?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection these activities.


         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is June 15, 1999. You should review this information in conjunction with our 1998 Annual Report to Shareholders, which accompanies this proxy statement. Our principal executive offices are located at 8505 N.W. 74th Street, Miami, Florida 33166, and our telephone number is (305) 597-0243. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

                                 STOCK OWNERSHIP


         The following table shows each person known by us to beneficially own more than 5% of our outstanding shares of common stock. The following table also shows the amount of common stock beneficially owned by (a) each of our directors, (b) each of our executive officers named in the Summary Compensation Table below and (c) all of our directors and executive officers as a group. Except as otherwise indicated, all information is as of the record date.


                                                               SHARES
                                    AGGREGATE NUMBER         ACQUIRABLE            TOTAL NUMBER
                                  OF OUTSTANDING SHARES        WITHIN               OF SHARES           PERCENTAGE
                                   BENEFICIALLY OWNED        60 DAYS(1)         BENEFICIALLY OWNED       OF SHARES
             NAME                          (A)                   (B)            (COLUMNS (A)+(B))       OUTSTANDING
             ----                  ------------------        ----------         ------------------      -----------
Donald Engel................                 50,000          1,150,000               1,200,000             8.6%
J. Gary McAlpin.............                     --            314,500                 314,500               *
Bradley Hacker..............                     --             86,000                  86,000               *
Ronald J. McCracken.........              1,890,500(2)              --               1,890,500            14.7%
Michael F. Bracken..........                     --             76,000                  76,000               *
Evelio Acosta...............              1,276,094                 --               1,276,094             9.9%
Warren Adelson..............                704,496            293,000                 997,496             7.6%
Ira S. Merritt..............                  1,000             34,500                  35,500               *
Joel M. Pashcow.............                     --             49,500                  49,500               *
Leonard Toboroff............                     --             20,000                  20,000               *
All directors and executive
 officers as a group (11
 persons)...................              2,645,996          2,631,204               5,277,200            34.0%

-------------------------
*     Represents less than 1% of the outstanding common stock.

(1) Reflects the number of shares of common stock that could be purchased by the holder by exercise of options granted under our stock option plans or warrants within 60 days of the record date.

(2) Does not include an aggregate of 609,500 shares of common stock issuable upon the conversion of a Subordinated Convertible Promissory Note Due 2003 of the Company. The convertible note was issued to Mr. McCracken in connection with our acquisition of Bes-Pac and automatically converts into common stock at such time as shareholders approve and ratify the acquisition. See pages 17 to 19 of this proxy statement.


         To our knowledge, based solely on a review of the copies of filings furnished to us and written or oral representations that no other reports were required, we believe that all of our directors and executive officers complied during 1998 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of (i) the grant of options to purchase an aggregate of 107,500 shares of common stock to J.

Gary McAlpin, our President and Chief Operating Officer, during the period May through December 1997, and (ii) the grant of options to purchase an aggregate of 95,000 shares of common stock to Bradley Hacker, our Chief Financial Officer and Secretary, during the period July 1993 through December 1997, which transactions were reported in February 1999. Each of these late filings resulted from administrative oversights.


                        PROPOSAL 1--ELECTION OF DIRECTORS

         Our Articles of Incorporation provide that the number of directors constituting the Board of Directors shall be at least one, with the exact number of directors to be fixed from time to time in the manner provided in our Bylaws. Our Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board has fixed at five the number of directors that will constitute the Board. Each director elected at the annual meeting will serve a one-year term.


         Each of the current members of the Board has been nominated to be reelected as a director at the annual meeting. The Board has no reason to believe that any nominee will refuse or be unable to accept election. However, if any of them should become unavailable to serve as director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominees designated by the Board.

         The directors standing for election are:

         /bullet/ DONALD ENGEL

                  Mr. Engel, age 65, has been our Chief Executive Officer since March 1996 and Chairman of the Board since May 1997. From March 1996 to May 1997, Mr. Engel served as Co-Chairman of the Board. Prior to joining the Company, Mr. Engel was a private investor. From June 1991 to June 1993, Mr. Engel served as a consultant to Bear Stearns & Co., Inc. From March 1985 to June 1991, Mr. Engel served as a consultant to Drexel Burnham Lambert where he had been managing director since 1978. Mr. Engel has served as a director of multi-national companies such as Revlon Group, Inc., Triangle Industries, Inc., and Uniroyal Chemical, Inc.

         /bullet/ IRA S. MERRITT

                  Mr. Merritt, age 61, has been a director of the Company since March 1996. Since his semi-retirement in 1990, Mr. Merritt, a licensed certified public accountant, has been engaged in selling residential real estate in Boca Raton, Florida. From 1988 to 1990, Mr. Merritt was employed by the Sidney Kohl Company, a Florida real estate company, where he established the firm's property management division. From 1982 to 1988, Mr. Merritt was the Executive Vice President and Chief Financial Officer of Hanover Companies, Inc. From 1975 to 1982, Mr. Merritt was the senior partner of Merritt, Levy and Cohen, an accounting firm specializing in the real estate industry.

         /bullet/ JOEL M. PASHCOW

                  Mr. Pashcow, age 54, has been a director of the Company since March 1996. Mr. Pashcow is now the Chairman of the Executive Committee of the Board of Trustees of Ramco-Gershenson Property Trust (NYSE) and Chairman and President of Atlantic Realty Trust. Mr. Pashcow served as the Chairman of the Board of Directors of RPS Realty Trust, a New York Stock Exchange commercial property REIT, from February 1988 to April 1996. Mr. Pashcow has served as a member of the Board of Governors of the Real Estate Securities and Syndication Institute and as a director and member of the executive committee of the National Realty Committee.

         /bullet/ WARREN ADELSON

                  Mr. Adelson, age 56, has been a director of the Company since May 1993. Mr. Adelson has been President of Adelson Galleries, a New York art gallery, since January 1990. From 1974 to January 1990, Mr. Adelson was Vice President of Coe Kerr Gallery, a New York City art gallery.

         /bullet/ LEONARD TOBOROFF

                  Mr. Toboroff, age 66, has been a director of the Company since January 1999. Mr. Toboroff has served as a Vice President of Riddell Sports, Inc. since April 1998. Since May 1989, Mr. Toboroff has been a Vice Chairman of the Board of Allis-Chalmers Corp. Additionally, Mr. Toboroff has served as a director of Ameriscribe Corp. since August 1987 and served as its Chairman and Chief Executive Officer from December 1987 to May 1988. From May through July 1982, Mr. Toboroff served as Chairman and Chief Executive Officer of American Bakeries Company. Mr. Toboroff has served as a director of Banner Aerospace, Inc., a supplier of aircraft parts, since September 1992. He has also been a director of Engex, Inc. and Saratoga Springs Beverage Corp. since 1993. Mr. Toboroff has been a practicing attorney since 1961.

HOW ARE DIRECTORS COMPENSATED?


         COMPENSATION. Each non-employee director receives an annual fee of $15,000 and is reimbursed for expenses incurred in connection with activities as a director of the Company. Directors who are also employees do not receive additional compensation for their services as directors. Non-employee directors serving on our Compensation Committee and/or Audit Committee also receive $1,000 per meeting.


         OPTIONS. Each non-employee director receives an automatic grant of options to purchase 20,000 shares of common stock under our 1996 Directors' Stock Option Plan on his or her initial election to the Board of Directors. Thereafter, each director receives an automatic grant of options to purchase 1,000 shares of common stock upon such directors reelection as a member of the Board. For 1998, each of Messrs. Merritt, Pashcow, Adelson and Toboroff received grants under this plan. Each option grant, vesting in equal installments over five years and having a ten year term, permits the holder to purchase shares at their fair market value on the date of grant, which was $2.50 in the case of options granted in 1998.

HOW OFTEN DID THE BOARD MEET DURING 1998?

         The Board of Directors met four times during 1998. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has a standing Audit Committee and Compensation Committee.

         Messrs. Merritt and Adelson are the current members of the Audit Committee. The Audit Committee held two meetings during 1998. The duties and responsibilities of the Audit Committee include (a) recommending to the Board the appointment of our auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing our significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.

         Messrs. Pashcow and Merritt are the current members of the Compensation Committee, which committee held four meetings during the year ended December 31, 1998. The Compensation Committee reviews and approves the compensation of our executive officers and administers our stock option plans.

                                   MANAGEMENT

EXECUTIVE OFFICERS

          Our executive officers are as follows:

                          NAME                             AGE                          POSITION
                          ----                             ---                          --------
  J. Gary McAlpin.................................          46      President and Chief Operating Officer

  Bradley Hacker..................................          39      Chief Financial Officer and Corporate Secretary

  Michael F. Bracken..............................          40      Executive Vice President - New Construction
                                                                      Sales

  Ronald J. McCracken.............................          48      Executive Vice President - Business Development
                                                                      and Sales

  Seymour Oestreicher.............................          73      Vice President - Distribution Development

  William J. Stone................................          52      Vice President - Sales

         J. GARY MCALPIN has been our President since January 1998 and our Chief Operating Officer since March 1997. Mr. McAlpin joined us in October 1996 initially serving as our Vice President. From January 1996 to October 1996, Mr. McAlpin served as a construction/project manager of Birwelco-Montenay, a power generator. For the eight years prior to joining Birwelco-Montenay, Mr. McAlpin served as the Vice President and General Manager of IDAB Incorporated, a materials handling company.

         BRADLEY HACKER has been our Chief Financial Officer since July 1997. Mr. Hacker joined us in July 1993 as our controller. For the seven years prior to joining us, Mr. Hacker was employed by various divisions of Campbell Taggert, a subsidiary of Anheuser-Busch.

         MICHAEL F. BRACKEN has been our Executive Vice President - New Construction Sales since July 1996. Mr. Bracken joined us in September 1993 as a salesman of our hi-rise system. From August 1992 to August 1993, Mr. Bracken was the General Manager and Construction Project Manager of Brickell Biscayne Condominium in Miami, Florida. Prior to 1992, Mr. Bracken served as a field manager of Schlumberger Overseas Ltd., a petroleum engineering company in South East Asia.

         RONALD J. MCCRACKEN has been our Executive Vice President - Business Development and Sales since October 1998. Prior to joining us, from February 1986 to October 1998, Mr. McCracken was the sole shareholder and served as the President and Chief Executive Officer of Bes-Pac, our South Carolina subsidiary engaged in the business of manufacturing and distributing solid waste handling equipment. We acquired Bes-Pac in October 1998.

         SEYMOUR OESTREICHER has been our Vice President - Distribution Development since March 1995. Mr. Oestreicher was a founder and from 1987 until 1995 served as the Chairman of IDC Systems, a subsidiary of ours engaged in selling, installing and servicing trash compaction systems. Mr. Oestreicher was a founder and served as Chairman and President of International Synetics Corp., a company engaged in the design, manufacture and installation of trash compaction systems from 1969 until 1986.

         WILLIAM J. STONE has been our Vice President - Sales since May 1997. Since 1990, Mr. Stone has founded a number of companies engaged in various aspects of waste handling in high-rise buildings in South Florida. Prior to 1990, Mr. Stone was engaged in real estate development in the states of Texas and Florida and in Toronto, Canada.

ELECTION OF EXECUTIVE OFFICERS

         Our officers are elected annually by and serve at the discretion of the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In February 1995, we acquired all of the outstanding capital stock of IDC Systems, Inc., a New York corporation organized in November 1987. Harriet Oestreicher, the wife of Seymour Oestreicher, our Vice President - Distribution Development, owned 47.5% of the outstanding capital stock of IDC Systems. In connection with this acquisition, we paid $500,000 in cash and issued 26,667 shares of common stock to the former shareholders of IDC Systems and agreed to issue additional shares of common stock in three equal amounts annually, commencing in February 1996. In April 1996, 1997 and 1998, we issued an aggregate of 25,083 additional shares of common stock to the former shareholders of IDC Systems, of which Harriet Oestreicher received 15,885 shares.

         In February 1997, we acquired all of the issued and outstanding capital stock of Hesco Sales, Inc. and Atlantic Maintenance of Miami, Inc. from Evelio Acosta. In connection with these transactions, Hesco Sales entered into a lease with Acosta Family Limited Partnership, an affiliate of Evelio Acosta, for Hesco Sales' corporate headquarters and manufacturing facilities in an approximately 110,000 square foot building situated in Miami, Florida at a monthly rental of approximately $27,000 per month, plus applicable sales tax. We entered into an agreement with the partnership unconditionally guaranteeing Hesco Sales' obligations under this lease. Also in connection with the acquisition of Hesco Sales and Atlantic Maintenance, Hesco Sales entered into a lease with Evelio Acosta and his spouse, Gladys Acosta, for an approximately 3,000 square foot shop in Hialeah, Miami, Florida, at a monthly rent of approximately $1,000 per month. We also guaranteed the obligations of Hesco Sales under this lease. During 1998, an aggregate of approximately $297,500 was paid to Evelio Acosta under these leases.

         In connection with our acquisition of Hesco Sales and Atlantic Maintenance of Miami, Donald Engel, our Chairman of the Board and Chief Executive Officer, loaned us $500,000, which loan accrued interest at an annual rate of 10% per annum. We repaid the principal amount of the loan, together with $33,333 of accrued interest, in October 1998 with amounts available under our financing arrangements with General Electric Capital Corporation and participating lenders. In connection with this loan, we granted Mr. Engel warrants to purchase an aggregate of 200,000 shares of common stock at a price of $2.75 per share, which purchase price was slightly greater than the market price of the common stock on the date of grant of such warrants.

         In connection with our acquisition of Bes-Pac, we entered into a five year employment agreement with Ronald McCracken, the former sole shareholder of Bes-Pac, pursuant to which Mr. McCracken is serving as our Executive Vice President of Business Development and Sales. Additionally, in connection with this acquisition, amendments to certain real property leases respecting three facilities owned by Mr. McCracken at which Bes-Pac conducts business operations were executed, which, among other things, shorted the term of two of such leases to a period of seven years. We also agreed to guaranty Bes-Pac's obligations under all of these leases. During 1998, an aggregate of approximately $52,000 was paid to Mr. McCracken under these leases.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, the aggregate compensation awarded to, earned by or paid to Donald Engel, our Chairman and Chief Executive Officer, J. Gary McAlpin, our President and Chief Operating Officer, Bradley Hacker, our Chief Financing Officer and Secretary, and Michael F. Bracken, our Executive Vice President - New Construction Sales (collectively, the "named executive officers"). None of our other executive officers earned compensation in excess of $100,000 during 1998. We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during such fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                                      COMPENSATION
                                                                                                      ------------
                                                                      ANNUAL COMPENSATION               NUMBER OF
                                                              -------------------------------         STOCK OPTIONS
               NAME AND PRINCIPAL POSITION                    YEAR        SALARY        BONUS            GRANTED
               ---------------------------                    ----        ------        -----         -------------
Donald Engel.........................................         1998     $   180,000            -           200,000(2)
     Chairman of the Board and Chief                          1997     $   180,000            -           200,000(3)
       Executive Officer(1)                                   1996     $   138,750            -           500,000(3)

J. Gary McAlpin......................................         1998     $   118,008   $  100,000           200,000(2)
     President and Chief Operating Officer                    1997     $    96,875            -           107,500(3)
                                                              1996     $    16,912            -            17,500(3)

Bradley Hacker.......................................         1998     $    82,840   $   50,000            20,000(2)
     Chief Financial Officer and Secretary                    1997     $    75,355   $   20,000            35,000(3)
                                                              1996     $    65,404            -             5,000(3)

Michael F. Bracken...................................         1998     $   117,580            -             5,000(2)
     Vice President - New Construction Sales                  1997     $   114,908            -            22,000(3)
                                                              1996     $    95,041            -            34,000(3)

-------------------------
(1) Mr. Engel has served as the Chief Executive Officer since March 1996, served as Co-Chairman of the Board from March 1996 to May 1997 and has served Chairman of the Board since May 1997.
(2) Represents options granted under our 1998 Executive Incentive Compensation Plan.
(3)   Represents options granted under our 1996 Stock Option Plan.


EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Donald Engel, effective as of March 25, 1996, which provides for the employment of Mr. Engel as our Chairman of the Board and Chief Executive Officer. This employment agreement provides for an annual base salary of $180,000, subject to annual increases in accordance with the Consumer Price Index. The employment agreement requires Mr. Engel to devote his full time, energies and efforts to our affairs. Mr. Engel has agreed that during the term of his employment agreement and for a period of five years thereafter, he will not compete or engage in a business competitive with any recycling or solid-waste disposal business in which we or any of our affiliates then engages and which operates within any state in which we conduct business. The employment agreement provides that it may be terminated either by Mr. Engel or us upon ten days notice. Upon the termination of the employment agreement, Mr. Engel will be entitled to receive any unpaid salary and accrued bonus through the date of termination.

         We have also entered into five-year employment agreements with each of
J. Gary McAlpin and Bradley Hacker, effective as of March 10, 1998, which provide for the employment of Mr. McAlpin as our President and Chief Operating Officer and Mr. Hacker as our Chief Financial Officer. The initial term of each of these agreements will be automatically extended for a five-year term upon a change of control of the Company, and for successive one-year terms unless either party gives notice of its intent not to extend the term at least six months prior to its expiration date (three months in the case of any extension period after the initial term). Mr. McAlpin's employment agreement provides for an annual base salary of $120,000 subject to annual increases in accordance with the Consumer Price Index and an annual incentive bonus of not less than $50,000. Mr. Hacker's employment agreement provides for an annual base salary of $85,000 subject to annual increases in accordance with the Consumer Price Index and an annual incentive bonus of not less than $25,000. Pursuant to their respective employment agreements, Mr. McAlpin and Mr. Hacker have each agreed that during the term of his employment agreement and for a period of one year thereafter, he will not consult with or engage in or own in excess of 5% of any entity which engages in the business of providing mechanical multi-story recycling and which operates within any state in which we conduct business. Upon the termination of Mr. McAlpin's or Mr. Hacker's employment due to our non-renewal of the employment agreement, the terminated executive will be entitled to receive any unpaid salary and bonus accrued through the date of termination plus one-year's base salary. Upon the termination of Mr. McAlpin's or Mr. Hacker's employment with us for cause or by the executive without cause, the terminated executive will be entitled to receive any unpaid salary and bonus accrued through the date of termination. Upon the termination of Mr. McAlpin's or Mr. Hacker's employment by us without cause, the terminated executive will be entitled to receive any unpaid salary accrued through the date of termination, any bonus that would have been payable to the executive for the fiscal year, a lump sum severance payment in the amount of the base salary, and benefits that would have been paid by us to such executive through the scheduled end of the employment agreement.

         In connection with our acquisition of Bes-Pac, we entered into a five-year employment agreement with Ronald J. McCracken, effective as of October 29, 1998, which provides for the employment of Mr. McCracken as our Executive Vice President - Business Development and Sales. The initial term of this agreement will be automatically extended for successive one-year terms unless either party gives notice of its intent not to extend the term. Mr. McCracken's employment agreement provides for an annual base salary of $120,000, subject to annual increases in accordance with the Consumer Price Index. Pursuant to this employment agreement, Mr. McCracken has agreed that during the term of his employment agreement and for a period of two years thereafter, he will not, directly or indirectly, engage in or have any interest in any business (whether as an employee, officer, director, partner, agent, creditor, consultant or otherwise) which engages in the business of providing manufacturing, marketing, distributing and selling non-mobile solid waste handling equipment; provided, however, that such restriction shall not apply to the ownership or acquisition by Mr. McCracken of securities of any issuer that is registered under the Securities Exchange Act of 1934, as amended, and that are listed for trading on any national securities exchange or are quoted on Nasdaq. Upon the termination of Mr. McCracken's employment with us for cause or by the executive without cause, Mr. McCracken will be entitled to receive any unpaid salary through the date of termination. Upon the termination of Mr. McCracken's employment by us without cause, Mr. McCracken will be entitled to receive (i) any unpaid salary accrued through the date of termination, (ii) base salary through the expiration date of the agreement and (iii) benefits that would have been paid by the Company through the expiration date of the employment agreement.

STOCK OPTION PLANS

         In July 1993, we adopted the 1993 Stock Option Plan pursuant to which 350,000 shares of common stock were reserved for issuance to officers and other key employees and to certain other persons who are employed or engaged by us. In 1995, the number of shares of common stock reserved for issuance under this plan was increased by 150,000 shares to 500,000 shares. Under the 1993 Stock Option Plan, options have been designated as "incentive stock options" or "non-qualified options" within the meaning of the Internal Revenue Code of 1986, as amended. As of December 31, 1998, 353,350 options had been granted and were outstanding under the 1993 Stock Option Plan at an average exercise price of $2.55 per share. No additional options are being granted under this option plan.

         In July 1993, we also adopted a directors stock option plan pursuant to which 50,000 shares of common stock had been reserved for issuance for grants of options to non-employee directors. The Board of Directors terminated this directors stock option plan in 1996.

         In March 1996, we adopted the 1996 Stock Option Plan pursuant to which 1,000,000 shares of common stock have been reserved for issuance to officers and other key employees and to certain other persons who are employed or engaged by us. In connection with the adoption of the 1996 Stock Option Plan, our Compensation Committee granted to Donald Engel, our Chairman of the Board and Chief Executive Officer, options to purchase 500,000 shares of common stock. Such options were to vest over a five-year period with vesting to accelerate in the event that the price of the common stock increased to $6.00 per share, which acceleration occurred in July 1996. As of December 31, 1998, 934,500 options had been granted and were outstanding under the 1996 Stock Option Plan at an average exercise price of $2.50 per share. No additional options are being granted by us under the 1996 Stock Option Plan.

         In March 1996, we also adopted a new directors stock option plan pursuant to which 150,000 shares of common stock have been reserved for issuance. Only non-employee directors are eligible to receive options under this plan. The plan provides for an automatic grant of an option to purchase 20,000 shares of common stock upon a person's election as a director and an automatic grant of an option to purchase 1,000 shares of common stock upon such person's re-election as a director. As of December 31, 1998, options to purchase an aggregate of 49,000 shares of common stock had been granted under the new directors stock option plan at an average exercise price of $2.50 per share.

         In March 1998, we adopted the 1998 Executive Incentive Compensation Plan (the "1998 Plan"). The 1998 Plan provides for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The 1998 Plan was approved by shareholders in June 1998 as part of our 1998 Annual Meeting of Shareholders. The 1998 Plan is intended to supplement our existing stock option plans. Pursuant to the 1998 Plan, an aggregate of 1,000,000 shares have been reserved for issuance to our officers, directors, employees and independent contractors. As of December 31, 1998, options to purchase an aggregate of 450,000 shares of common stock were issued under the 1998 Plan. For a detailed discussion of the 1998 Plan refer to "Proposal 3" set forth in this proxy statement.

OPTION/SAR GRANT TABLE

         The table below sets forth the following information with respect to options granted to the named executive officers during 1998 and the potential realizable value of such option grants:

         /bullet/ the number of shares of common stock underlying options granted during the year;

         /bullet/ the percentage that such options represent of all options granted to employees during the year;

         /bullet/ the exercise price; and

         /bullet/ the expiration date.

                          OPTION GRANTS FOR FISCAL 1998

                               (INDIVIDUAL GRANTS)

                                                                   PERCENT OF
                                                                 TOTAL OPTIONS
                                                 NUMBER OF          GRANTED
                                                  OPTIONS         TO EMPLOYEES    EXERCISE PRICE      EXPIRATION
                    NAME                          GRANTED        IN FISCAL YEAR      ($/SHARE)           DATE
                    ----                         ---------       --------------   --------------      ----------
Donald Engel..............................         200,000            44.5%           $2.4375          12/31/08
J. Gary McAlpin...........................         200,000            44.5%           $2.4375          12/31/08
Bradley Hacker............................          10,000             2.2%           $2.4375          12/31/08
Michael F. Bracken........................           5,000             1.1%           $2.4375          12/31/08

OPTION EXERCISES AND VALUES FOR 1998

         The table below sets forth the following information with respect to option exercises during 1998 by each of the named executive officers and the status of their options at December 31, 1998:

         /bullet/ the number of shares of common stock acquired upon exercise of options during 1998;

         /bullet/ the aggregate dollar value realized upon the exercise of such options;

         /bullet/ the total number of exercisable and nonexercisable stock options held at December 31, 1998; and

         /bullet/ the aggregate dollar value of in-the-money exercisable options at December 31, 1998.

                     AGGREGATED OPTION EXERCISES DURING 1998
                                       AND
                       OPTION VALUES ON DECEMBER 31, 1998

                                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                            SHARES                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                           ACQUIRED                        OPTIONS AT 12/31/98                 AT 12/31/98(1)
                             UPON        VALUE       ------------------------------      ----------------------------
          NAME           EXERCISE(#)    REALIZED     EXERCISABLE      UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
          ----           -----------    --------     -----------      -------------      -----------    -------------
Donald Engel............      --            --           950,000               --             (2)            (2)
J. Gary McAlpin.........      --            --           314,500           10,000             (2)            (2)
Bradley Hacker..........      --            --            86,000            9,000             (2)            (2)
Michael F. Bracken......      --            --            76,000           39,000             (2)            (2)

-------------------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $2.406, the average of the high and low common stock price reported for Nasdaq transactions on December 31, 1998.

(2) The option exercise price exceeded the fair market value of the Common Stock on such date, and accordingly, such options were "underwater."

REPORT ON OPTION REPRICING

         On November 12, 1998, the Compensation Committee of the Board of Directors repriced substantially all outstanding options granted under our various stock option plans and held by our then existing employees and directors at a price of $2.50 per share, an amount slightly greater than the fair market value of the common stock as of the date of repricing. All of the options repriced by the Compensation Committee were exercisable at prices which were greater than the market price of the common stock for an extended period of time.

         The Compensation Committee believes that stock options are a significant factor in our ability to retain and provide incentives for employees and executives and that, at their original exercise prices, the disparity between the exercise price of these options and the market price for the common stock at the time of repricing did not provide meaningful incentives to the persons holding the options. The Compensation Committee also believes that the repricing will benefit our shareholders by strengthening our ability to retain qualified persons upon whose efforts and judgment our success is largely dependent.

         We completed this repricing through a one-for-one stock option exchange of "underwater" stock options for all optionees under our various stock option plans other than optionees who were no longer our employees, directors or consultants as of such date. Other than the change in the exercise price, the affected options remain the same.

         The following table sets forth information relating to options held by our executive officers which were repriced by the Compensation Committee during 1998. No option repricings occurred prior to 1998.

                                OPTION REPRICINGS

                                                        NUMBER OF      MARKET                                LENGTH OF
                                                       SECURITIES     PRICE OF      EXERCISE                 ORIGINAL
                                                       UNDERLYING     STOCK AT      PRICE AT       NEW      OPTION TERM
                                                         OPTIONS       TIME OF      TIME OF     EXERCISE    AT DATE OF
                 NAME                       DATE        REPRICED      REPRICING    REPRICING      PRICE      REPRICING
                 ----                       ----       ----------     ---------    ---------    --------    -----------
Donald Engel........................      11/12/98        750,000        $2.40    $3.00-$4.00      $2.50     7-8 years
   Chairman & Chief Executive Officer

J. Gary McAlpin.....................      11/12/98        125,000        $2.40    $2.55-$4.13      $2.50     7-8 years
   President & Chief Operating Officer

Bradley Hacker......................      11/12/98         85,000        $2.40    $2.55-$7.13      $2.50     4-8 years
   Chief Financial Officer & Secretary

Michael Bracken.....................      11/12/98         78,000        $2.40    $2.73-$5.50      $2.50     4-8 years
   Executive Vice President

Ronald J. McCracken.................            --             --           --             --         --           --
   Executive Vice President-Business
   Development and Sales

Seymour Oestreicher.................      11/12/98         60,000        $2.40    $2.55-$4.13      $2.50     7-8 years
   Vice President-Distribution
   Development

William J. Stone....................            --             --           --             --         --           --
   Vice President-Sales


                             COMPENSATION COMMITTEE

                        JOEL PASHCOW       IRA S. MERRITT

PROPOSAL 2: AMENDMENT TO THE ARTICLES OF INCORPORATION


WHY DOES COMPANY BELIEVE THAT IT SHOULD INCREASE ITS AUTHORIZED CAPITAL?

         Our Board of Directors has proposed an amendment to Article III of our articles of incorporation that would increase the number of authorized shares of common stock, par value $.01 per share, from 20,000,000 shares to 50,000,000 shares. Of the 20,000,000 shares of common stock presently authorized for issuance, 12,876,752 shares were issued and outstanding as of the record date, an aggregate of 2,447,750 shares are reserved for issuance pursuant to our various stock option plans, an aggregate of 3,467,030 shares are reserved for issuance upon exercise of outstanding warrants and, as described below, 609,500 shares are reserved for issuance upon conversion of a convertible promissory note which was issued in connection with our acquisition of Bes-Pac. Accordingly, assuming the issuance of all shares currently reserved for issuance, we will have issued 19,646,921 of the 20,000,000 shares of common stock currently authorized for issuance, leaving only 353,079 shares authorized for subsequent issuances. If this proposal is approved, approximately 30,353,079 shares of common stock will be available for future issuance, in addition to the shares currently reserved for issuance.

         Our Board of Directors believes that the proposed increase in the number of authorized shares of common stock would benefit us and our shareholders by giving us needed flexibility in corporate planning and in responding to developments in our business, including possible acquisition transactions, stock splits or stock dividends and other general corporate purposes. Having such authorized shares available for issuance in the future would give us greater flexibility and allow us to issue shares of common stock without incurring expenses related to the holding of a special shareholders' meeting or waiting until the next annual meeting.

         We have been an active acquiror of companies as part of our strategy to broaden and strengthen our portfolio of product lines, geographic markets and distribution channels. Such acquisitions have in the past and may in the future involve payment with shares of common stock. Our Board of Directors believes that the proposed increase in the number of authorized shares of common stock is desirable to maintain our flexibility in choosing how to pay for acquisitions and other corporate actions such as equity offerings to raise capital and adoption of additional benefit plans.

         Unless otherwise required by applicable law or regulation, the shares of common stock proposed to be authorized will be issuable without further shareholder action and on such terms and for such consideration as may be determined by the Board. However, the Nasdaq Stock Market, on which the common stock is listed, currently requires shareholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase of 20 percent or more in the number of shares of common stock outstanding.

         Additionally, an increase in the number of authorized shares of common stock could be used to make more difficult a change in control of the Company. Under certain circumstances, the Board of Directors could use the issuance of shares of common stock to create impediments to, or frustrate persons seeking to effect, a coercive takeover or transfer of control of the Company. We are not aware of any such action that may be proposed or pending.

         Based on the foregoing, the Board of Directors recommends that the first paragraph of Article III of our articles of incorporation be amended to read as follows:

         "The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is fifty one million (51,000,000) consisting of (i) fifty million (50,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock")."

         A copy of the entire text of Article III of our amended articles of incorporation, as proposed herein, is attached to this proxy statement as Annex
A. The bold face portions of the first paragraph of Article III, as set forth in Annex A, reflect the changes in our articles of incorporation that will result from the approval of this proposed amendment at the Annual Meeting.

         If the amendment to the articles of incorporation is approved at the annual meeting, it will become effective upon the filing of the amendment with the Secretary of State of the State of Florida, which is expected to be accomplished as soon as practicable after approval is obtained.

WHAT EFFECT WILL AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK HAVE ON ME?

         The actual change in the number of authorized shares of common stock will have not have any effect on shareholders. However, future issuances of common stock would result in dilution to existing shareholders.

 WHAT IS THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS?

         The Board of Directors believes that we have an insufficient number of shares of common stock available for future acquisitions and other corporate transactions and that it is in our best interests to increase the authorized number of shares of common stock to 50,000,000 shares. The Board of Directors, believing that we and our shareholders will benefit from an increase in the number of authorized shares of common stock, recommends that shareholders vote "for" approval of the proposed amendment to our Articles of Incorporation. Your proxy will be voted "for" approval unless you specify otherwise.


PROPOSAL 3: APPROVAL AND RATIFICATION OF THE ACQUISITION BY THE COMPANY OF ALL
            OF THE ISSUED AND OUTSTANDING COMMON STOCK OF BES-PAC, INC.


BACKGROUND

         On October 30, 1998, we acquired all of the issued and outstanding shares of common stock of Bes-Pac pursuant to the merger of Bes-Pac with and into BPI Acquisition Corp., a South Carolina corporation wholly owned by us. Pursuant to the merger, the issued and outstanding shares of common stock of Bes-Pac were converted into the right to receive the following consideration:
(1) $3,000,000 in cash, (2) an aggregate of 1,890,500 shares of our common stock, (3) a convertible promissory note of the Company in the principal amount of $1,219,000, and (4) the contingent right to receive additional cash and additional shares of our common stock. The consideration paid in the merger was determined through negotiations between Ronald J. McCracken, the sole shareholder of Bes-Pac, and us. The cash portion of the merger consideration was funded through borrowings available under our new revolving and term credit facilities of up to $40.0 million from General Electric Capital Corporation and other participating lenders.

         At the effective time of the merger, the separate corporate existence of Bes-Pac ceased. BPI Acquisition Sub, the surviving corporation of the merger, continues to be governed by the laws of the State of South Carolina under the name "Bes-Pac, Inc." Prior to the Merger, Bes-Pac was engaged in the business of manufacturing and distributing solid waste handling equipment. Bes-Pac's product lines include large industrial compaction systems, roll-off waste containers and a full line of recycling equipment.

         In connection with the merger, we entered into a five year employment agreement with Mr. McCracken pursuant to which he is serving as our Executive Vice President of Business Development and Sales. Additionally, in connection with the merger, amendments to certain real property leases respecting facilities owned by Mr. McCracken at which Bes-Pac conducts business operations were executed, which, among other things, shorted the term of two of such leases to a period of seven years. We have guaranteed Bes-Pac's obligations under all of these leases.

WHY AM I BEING ASKED TO APPROVE AND RATIFY A TRANSACTION THAT HAS ALREADY OCCURRED?

         Rule 4460 of the National Association of Securities Dealers (the "NASD"), which rule is applicable to us because our common stock is listed on the Nasdaq SmallCap Market, sets forth certain corporate governance standards for companies with Nasdaq listed securities. In general, pursuant to section
(i)(1)(D) of Rule 4460, we are required to obtain shareholder approval prior to our issuance of common stock constituting in excess of 20% of the outstanding shares of our common stock.

         In connection with the negotiations regarding our acquisition of Bes-Pac, the parties recognized that all of the shares of common stock intended to be issued to Mr. McCracken (an aggregate of 2,504,500 shares of common stock) represented in excess of 20% of our then outstanding shares of common stock. Accordingly, we agreed that we would issue Mr. McCracken a convertible promissory note as part of the merger consideration, which note would not be convertible into common stock until such time as the merger is approved and ratified by our shareholders. When the shareholders approve and ratify the merger, the entire principal amount of the note will automatically convert into a number of shares of common stock determined by dividing the then outstanding principal amount of the note by $2.00, subject to adjustment under certain circumstances. As of the record date, $1,219,000 was outstanding under the note, which amount is convertible into 609,500 shares of common stock. Based on the foregoing, we were able to complete the merger.

         We are asking shareholders to approve and ratify the merger so that the note will convert into shares of our common stock and reduce our debt service obligations.

WHAT ARE TERMS OF THE CONVERTIBLE NOTE?

         The note and the amounts payable under the note, including principal and accrued interest, are unsecured obligations and are subordinated and junior to certain of our existing and future indebtedness. Interest is paid quarterly on the unpaid principal amount of the note at a variable rate of 1% per annum over the rate of interest per annum announced by Citibank, N.A. As of the record date, the interest payable on the note was 8 1/2% per annum. The principal amount of the note is payable in quarterly installments of $67,722.22 each commencing on July 31, 1999, with the remaining principal amount being due and payable on October 31, 2003.

WHAT IF SHAREHOLDERS DO NOT APPROVE AND RATIFY THE MERGER?

         If shareholders do not approve and ratify the merger, the note will not be converted into common stock. Accordingly, the principal amount of the note shall remain outstanding and payable by us in accordance with its terms.

WHAT EFFECT WILL THE CONVERSION OF THE NOTE HAVE ON SHAREHOLDERS?

         As a result of the conversion of the note, approximately 609,500 additional shares of common stock will be issued and outstanding. These additional shares will further dilute your percentage ownership of our common stock and would, absent any further factors, reduce our earnings per share. However, if the note is not converted, we will be required to pay the principal and accrued interest on the note, thereby reducing our net income and earnings per share. Ultimately, however, the extent of dilution or enhancement to our shareholders with respect to earnings per share will depend on the actual results we achieve.

WILL THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE BE FREELY TRADABLE?

         No. The shares of common stock issuable upon conversion of the note will be "restricted securities" under the federal securities laws and will not be freely tradable by Mr. McCracken. However, in connection with the merger, we have agreed to register for resale the shares of common stock received by Mr. McCracken in the merger, including the shares issuable, if any, upon conversion of the note.

WHAT IS THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS?

         The Board of Directors believes that it is in our best interests to convert the note into common stock. Accordingly, the Board recommends that you vote to approve and ratify the merger. Your proxy will be voted "for" approval and ratification of the merger unless you specify otherwise.


PROPOSAL 4: APPROVAL AND RATIFICATION OF AMENDMENT TO THE 1998 EXECUTIVE
            INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES FROM 1,000,000 SHARES TO 2,000,000 SHARES RESERVED FOR ISSUANCE PURSUANT TO GRANTS OF AWARDS UNDER SUCH PLAN


WHAT IS THE PURPOSE OF THE 1998 PLAN?

         An integral part of our compensation philosophy is to provide incentives to our employees to remain with us and to improve individual, as well as Company performance. The 1998 Plan was adopted in order to allow us to provide such incentives to our employees. The 1998 Plan provides for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, "Awards"). The 1998 Plan was intended to supplement our pre-existing stock option plans.

HOW MANY SHARES OF COMMON STOCK ARE CURRENTLY RESERVED FOR ISSUANCE UNDER THE 1998 PLAN?

         One million (1,000,000) shares of common stock are currently reserved for issuance upon the exercise of Awards granted under the 1998 Plan. As of the record date, Awards to purchase an aggregate of 730,000 shares of common stock have been granted and are outstanding under the 1998 Plan.

WHO IS ENTITLED TO RECEIVE GRANTS OF AWARDS UNDER THE 1998 PLAN?

         Our officers, directors, employees and independent contractors and the officers, directors and employees and independent contractors of our subsidiaries are eligible to receive grants of Awards under the 1998 Plan.

WHO ADMINISTERS THE 1998 PLAN?

         The 1998 Plan is administered by the Compensation Committee of our Board of Directors, or in the absence thereof, the Board of Directors. The Compensation Committee is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1998 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1998 Plan. Each member of the Compensation Committee is a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outsider director" for purposes of Section 162(m) of the Code.

WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE 1998 PLAN?

         The Compensation Committee is authorized to grant the following types of Awards under the 1998 Plan:

         /bullet/ STOCK OPTIONS AND SARS. Stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR, may be granted by the Compensation Committee under the 1998 Plan. The exercise price per share of common stock subject to an option and the grant price of an SAR are determined by the Compensation Committee, but in the case of an ISO may not be less than the fair market value of the common stock on the date of grant. Unless otherwise determined by the Compensation Committee, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the Nasdaq SmallCap market on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least 6 months, outstanding Awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee.

         /bullet/ RESTRICTED AND DEFERRED STOCK. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Compensation Committee. A participant granted restricted stock generally has all of the rights of a shareholder, unless otherwise determined by the Compensation Committee. An Award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. As of the date hereof, no Awards of restricted stock or deferred stock have been granted under the 1998 Plan.

         /bullet/ DIVIDEND EQUIVALENTS. The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other Awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, Awards or otherwise as specified by the Compensation Committee. As of the date hereof, no Awards of dividend equivalents have been granted under the 1998 Plan.

         /bullet/ BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The
                  Compensation Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other Awards in lieu of our obligations to pay cash under the 1998 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may determine. As of the date hereof, no such Awards have been granted under the 1998 Plan.

         /bullet/ OTHER STOCK-BASED AWARDS. The Compensation Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, Awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The Compensation Committee determines the terms and conditions of such Awards. As of the date hereof, no such Awards have been granted under the 1998 Plan.

HOW ARE AWARDS EXERCISED?

         Awards may be settled in the form of cash, shares of common stock, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with the terms and conditions the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. Additionally, the Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

         Awards granted under the 1998 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

UNDER WHAT CIRCUMSTANCES MAY AWARDS BE GRANTED OR EXERCISED?

         The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to performance conditions (including subjective individual goals) specified by the Compensation Committee. In addition, the 1998 Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares of common stock or other Awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. The Compensation Committee will determine performance Award and annual incentive Award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement.

         The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a "change in control" of the Company, as defined in the 1998 Plan. In addition, the Compensation Committee may provide in an Award agreement that the performance goals relating to any performance based Award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if provided in the applicable Award agreement, stock options and limited SARs may be cashed out based on a defined "change in control price," which will be the higher of
(i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of the Company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control. For purposes of the 1998 Plan, the term "change in control" generally means (a) approval by shareholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of our assets (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), or (b) a change in the composition of the Board such that the persons constituting the current Board, and subsequent directors approved by the current Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF GRANTS OF STOCK OPTIONS TO THE COMPANY AND ITS PARTICIPANTS?

         In general, the grant of an option will create no tax consequences for the participant or us. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

         Upon a disposition of shares of common stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares of common stock at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares of common stock minus the exercise price. Otherwise, a participant's disposition of shares of common stock acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

         In general, we will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of common stock for the ISO holding periods prior to disposition of the shares.

         The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. As discussed above, we intend that options and certain other Awards granted to employees whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such Awards, qualify as such "performance-based compensation," so that such Awards will not be subject to the
Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options or other Awards under the 1998 Plan will qualify as "performance-based compensation" that is fully deductible by us under Section 162(m).

         The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 1998 Plan, is intended for the information of shareholders and not as tax guidance to participants in the 1998 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 1998 Plan should consult a tax advisor as to the tax consequences of participation.

         For your convenience, we have attached a copy of the entire text of the 1998 Plan, containing the proposed amendment, as Annex B to this Proxy Statement.

PRIOR GRANTS OF OPTIONS

         As of the record date, options to purchase an aggregate of 730,000 shares of common stock had been granted under the 1998 Plan. The following table indicates certain information as of the record date regarding options which have been granted under the 1998 Plan to the following persons and groups:


                                             NUMBER OF SHARES           EXERCISE PRICE
            NAME AND POSITION               SUBJECT TO OPTIONS            PER SHARE            VALUE OF OPTIONS(1)
            -----------------               ------------------          --------------         -------------------
Donald Engel..........................             200,000                 $2.4375                   $162,500
   Chairman of the Board and Chief
   Executive Officer

J. Gary McAlpin.......................             200,000                 $2.4375                   $162,500
   President and Chief Operating
   Officer

Bradley Hacker........................              10,000                 $2.4375                   $  8,125
   Chief Financial Officer and
   Secretary

Michael Bracken.......................               5,000                 $2.4375                   $  4,063
   Executive Vice President

Ronald J. McCracken...................                  --                      --                         --
   Executive Vice President-Business
   Development and Sales

Seymour Oestreicher...................               5,000                 $2.4375                   $  4,063
   Vice President-Distribution
   Development

William Stone.........................                  --                      --                         --
   Vice President-Sales

All current executive officers as a
   group (7 persons)..................             420,000                 $2.4375                   $341,250

All current directors who are not
   executive officers as a group
   (3 persons)........................                  --                      --                         --

All employees as a group, other than
   executive officers (379 persons)...              30,500                 $2.4375                   $ 24,781

-------------------------
(1) The closing sale price of the common stock on June 7, 1999 was $3.25 per share. Value is calculated by multiplying (i) the difference between $3.25 and the option exercise price by (ii) the number of shares of common stock underlying the option.

WHAT IS THE RECOMMENDATION OF THE BOARD?

         The Board of Directors believes that it is in our best interests to increase the number of shares of common stock subject to grants of Awards under the 1998 Plan. Accordingly, the Board recommends that you vote to approve the amendment of the 1998 Plan as described above. Your proxy will be voted "for" approval of the amendment of the 1998 Plan unless you specify otherwise.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                              SHAREHOLDER PROPOSALS


         Shareholders interested in presenting a proposal for consideration at our 2000 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than February 22, 2000. Any shareholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than April 30, 2000, or such proposal will be considered untimely. If a shareholder proposal is received after April 30, 2000, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2000 annual meeting of shareholders.


                                       By Order of the Board of Directors

                                       BRADLEY HACKER

                                       Corporate Secretary


Miami, Florida
June 15, 1999

                                                                         ANNEX A

                              ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         HI-RISE RECYCLING SYSTEMS, INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, Hi-Rise Recycling Systems, Inc. (the "Corporation") adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation, Charter Number L71375, filed with the Florida Secretary of State on July 9, 1993 (the original Articles of Incorporation were filed with the Florida Secretary of State on May 9, 1990):

         1. In accordance with Section 607.1003 of the Florida Business Corporation Act, the following Amendment to the Amended and Restated Articles of Incorporation was adopted by all of the Directors of the Corporation and by a majority of shareholders of the Corporation entitled to vote on July __, 1999. The number of votes cast by the shareholders was sufficient for approval.
Article III of the Corporation's Articles of Incorporation is hereby deleted in its entirety and replaced by the following provision, which shall be and is the new Article III of the Articles of Incorporation:

         RESOLVED, that Article III of the Corporation's Amended and Restated Articles of Incorporation shall be amended in its entirety to read as follows:

                                   ARTICLE III

                                  CAPITAL STOCK

         The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is fifty one million (51,000,000), consisting of (i) fifty million (50,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         The designations and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.       PROVISIONS RELATING TO THE COMMON STOCK.

         1.       VOTING RIGHTS.

                  (a) Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  (b) The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

         2. DIVIDENDS. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the holders of the Common Stock shall be entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B.       PROVISIONS RELATING TO THE PREFERRED STOCK

         1. GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

         2. PREFERENCES. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  (b) the number of shares to constitute the class or series and the designations thereof;

                  (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of the Corporation;

                  (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         2. Except as hereby amended, the Amended and Restated Articles of Incorporation of the Corporation shall remain the same.

         IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of the Corporation, has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation of Hi-Rise Recycling Systems, Inc. this ________day of July, 1999.

                                  HI-RISE RECYCLING SYSTEMS, INC.,
                                     a Florida Corporation

                                  By:
                                      ------------------------------------------
                                          Brad Hacker, Chief Financial Officer

                                                                         ANNEX B

                         HI-RISE RECYCLING SYSTEMS, INC.

                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

                         HI-RISE RECYCLING SYSTEMS, INC.
                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

1.  Purpose...................................................................1

2.  Definitions...............................................................1

3.  Administration............................................................3
    (a)      Authority of the Committee.......................................3
    (b)      Manner of Exercise of Committee Authority........................4
    (c)      Limitation of Liability..........................................4

4.  Stock Subject to Plan.....................................................4
    (a)      Limitation on Overall Number of Shares Subject to Awards.........4
    (b)      Application of Limitations.......................................4

5.  Eligibility; Per-Person Award Limitations.................................4

6.  Specific Terms of Awards..................................................5
    (a)      General..........................................................5
    (b)      Options..........................................................5
    (c)      Stock Appreciation Rights........................................6
    (d)      Restricted Stock.................................................6
    (e)      Deferred Stock...................................................7
    (f)      Bonus Stock and Awards in Lieu of Obligations....................8
    (g)      Dividend Equivalents.............................................8
    (h)      Other Stock-Based Awards.........................................8

7.  Certain Provisions Applicable to Awards...................................8
    (a)      Stand-Alone, Additional, Tandem and Substitute Awards............8
    (b)      Term of Awards...................................................9
    (c)      Form and Timing of Payment Under Awards; Deferrals...............9
    (d)      Exemptions from Section 16(b) Liability..........................9

8.  Performance and Annual Incentive Awards...................................9
    (a)      Performance Conditions...........................................9
    (b)      Performance Awards Granted to Designated Covered Employees.......9
    (c)      Annual Incentive Awards Granted to Designated
             Covered Employees...............................................10
    (d)      Written Determinations..........................................11
    (e)      Status of Section 8(b) and Section 8(c) Awards Under
             Code Section 162(m).............................................11

9.  Change in Control........................................................12
    (a)      Effect of "Change in Control"...................................12
    (b)      Definition of "Change in Control"...............................12
    (c)      Definition of "Change in Control Price".........................13

10. General Provisions.......................................................13
    (a)      Compliance With Legal and Other Requirements....................13
    (b)      Limits on Transferability; Beneficiaries........................13
    (c)      Adjustments.....................................................13
    (d)      Taxes...........................................................14

    (e)      Changes to the Plan and Awards..................................14
    (f)      Limitation on Rights Conferred Under Plan.......................15
    (g)      Unfunded Status of Awards; Creation of Trusts...................15
    (h)      Nonexclusivity of the Plan......................................15
    (i)      Payments in the Event of Forfeitures; Fractional Shares.........15
    (j)      Governing Law...................................................15
    (k)      Plan Effective Date and Stockholder Approval;
             Termination of Plan.............................................15

                         HI-RISE RECYCLING SYSTEMS, INC.
                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

         1. PURPOSE. The purpose of this 1998 Executive Incentive Compensation Plan (the "Plan") is to assist Hi-Rise Recycling Systems, Inc., a Florida corporation (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

            (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

            (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

            (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

            (d) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

            (e) "Board" means the Company's Board of Directors.

            (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

            (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

            (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

            (i) "Committee" means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist of at least two directors, and each member of which shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" within the meaning of Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

            (j) "Corporate Transaction" means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

            (k) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

            (l) "Deferred Stock" means a right, granted to a Participant under
Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

            (m) "Director" means a member of the Board.

            (n) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

            (o) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

            (p) "Effective Date" means the effective date of the Plan, which shall be June 1, 1998.

            (q) "Eligible Person" means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

            (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

            (s) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

            (t) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

            (u) "Incentive Stock Option" or "ISO" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

            (v) "Incumbent Board" means the Incumbent Board as defined in
Section 9(b)(ii) of the Plan.

            (w) "Limited SAR" means a right granted to a Participant under
Section 6(c) hereof.

            (x) "Option" means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

            (y) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

            (z) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

            (aa) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

            (bb) "Performance Award" means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

            (cc) "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

            (dd) "Restricted Stock" means Stock granted to a Participant under
Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

            (ee) "Rule 16b-3" and "Rule 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act

            (ff) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
Section 10(c) hereof.

            (gg) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

            (hh) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

         3.  ADMINISTRATION.

            (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

            (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

            (c) LIMITATION OF LIABILITY. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         4. STOCK SUBJECT TO PLAN.

            (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 2,000,000 plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 2,000,000 shares.

            (b) APPLICATION OF LIMITATIONS. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

         5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 250,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c).
In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $1,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

         6.  SPECIFIC TERMS OF AWARDS.

             (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

             (b) OPTIONS. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

                 (i) EXERCISE PRICE. The exercise price per share of Stock
             purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

                 (ii) TIME AND METHOD OF EXERCISE. The Committee or the Board
             shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                 (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

                       (A) the Option shall not be exercisable more than ten
                  years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

                       (B) The aggregate Fair Market Value (determined as of the
                  date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

             (c) STOCK APPRECIATION RIGHTS. The Committee and the Board each is authorized to grant SAR's to Participants on the following terms and conditions:

                 (i) RIGHT TO PAYMENT. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a "Limited SAR" that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

                 (ii) OTHER TERMS. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

             (d) RESTRICTED STOCK. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                 (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to
             Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                 (ii) FORFEITURE. Except as otherwise determined by the
             Committee or the Board at the time of the Award, upon termination of a Participant's employment during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                 (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                 (iv) DIVIDENDS AND SPLITS. As a condition to the grant of an
             Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

             (e) DEFERRED STOCK. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                 (i) AWARD AND RESTRICTIONS. Satisfaction of an Award of
             Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

                 (ii) FORFEITURE. Except as otherwise determined by the
             Committee or the Board, upon termination of a Participant's employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                 (iii) DIVIDEND EQUIVALENTS. Unless otherwise determined by the
             Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

             (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

             (g) DIVIDEND EQUIVALENTS. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

             (h) OTHER STOCK-BASED AWARDS. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

         7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

             (a) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

             (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the
Code).

             (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, Stock that have been held for at least 6 months, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

             (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

         8.  PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

             (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code
Section 162(m), shall be exercised by the Committee and not the Board.

             (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

                 (i) PERFORMANCE GOALS GENERALLY. The performance goals for such
             Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                 (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; and (14) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as "performance-based compensation under Code Section 162(m).

                 (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE
             GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                 (iv) PERFORMANCE AWARD POOL. The Committee may establish a
             Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                 (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement
             of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

             (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

                 (i) ANNUAL INCENTIVE AWARD POOL. The Committee may establish an
             Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                 (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code
             Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

                 (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the end of each fiscal year, the Committee shall determine the amount, if any, of
             (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

             (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under
Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

             (e) STATUS OF SECTION 8(B) AND SECTION 8(C) AWARDS UNDER CODE
SECTION 162(M). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         9.  CHANGE IN CONTROL.

             (a) EFFECT OF "CHANGE IN CONTROL. If and to the extent provided in the Award, in the event of a "Change in Control," as defined in Section 9(b), the following provisions shall apply:

                 (i) Any Award carrying a right to exercise that was not
             previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject only to applicable restrictions set forth in Section 10(a) hereof;

                 (ii) Limited SARs (and other SARs if so provided by their
             terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

                 (iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

                 (iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

             (b) DEFINITION OF "CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

                 (i) Approval by the shareholders of the Company of a
             reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a "Corporate Transaction") is subsequently abandoned); or

                 (ii) Individuals who, as of the date hereof, constitute the
             Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

             (c) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

         10. GENERAL PROVISIONS.

             (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

             (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

             (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under
Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

             (d) TAXES. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

             (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

             (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person's or Participant's employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

             (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

             (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

             (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

             (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws, and applicable federal law.

             (k) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL; TERMINATION OF PLAN. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, applicable NASDAQ requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

                         HI-RISE RECYCLING SYSTEMS, INC.
                              8505 N.W. 74TH STREET
                              MIAMI, FLORIDA 33166

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK


         The undersigned holder of Common Stock of Hi-Rise Recycling Systems, Inc., a Florida corporation (the "Company"), hereby appoints Donald Engel and J. Gary McAlpin, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, par value $.01 per share (the "Common Stock"), of the Company that the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of the Company, to be held on Wednesday, July 7, 1999, at 10:00 a.m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, located at 505 Park Avenue, New York, New York, and at any adjournment(s) or postponement(s) thereof.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) BELOW AND THE OTHER PROPOSALS SET FORTH.

Proposal 1.   Election of Donald Engel, Ira S. Merritt, Joel M. Pashcow,
              Warren Adelson and Leonard Toboroff as directors of the Company.

              [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).

                  --------------------------------------------------------------

              [ ] VOTE WITHHELD from all nominees.

Proposal 2.   Amendment of the Company's Articles of Incorporation to
              increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares.

              [ ] FOR

              [ ] AGAINST

              [ ] ABSTAIN

Proposal 3.   Approval and ratification of the Company's acquisition of all of the issued and outstanding common stock of Bes-Pac, Inc.

              [ ] FOR

              [ ] AGAINST

              [ ] ABSTAIN

Proposal 4.   Approval and ratification of an amendment to the Company's 1998
              Executive Incentive Compensation Plan to increase the number of shares of Common Stock reserved for issuance pursuant to grants of awards under such plan from 1,000,000 shares to 2,000,000 shares.

              [ ] FOR

              [ ] AGAINST

              [ ] ABSTAIN

              In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 1999 Annual Meeting of Shareholders, and any adjournments or postponements thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

         The undersigned hereby acknowledges receipt of (i) the Notice of 1999 Annual Meeting of Shareholders and (ii) the Proxy Statement.

                                        Dated:____________________________, 1999


                                        ________________________________________
                                                        (Signature)


                                        ________________________________________
                                               (Signature if held jointly)

                                        IMPORTANT: Please sign exactly as your
                                        name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        PLEASE MARK, SIGN AND DATE THIS PROXY
                                        CARD AND PROMPTLY RETURN IT IN THE
                                        ENVELOPE PROVIDED. NO POSTAGE IS
                                        NECESSARY IF MAILED IN THE UNITED
                                        STATES.